Exhibit 10.24

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is made as of June 30, 2006, by and between Keystone Automotive Holdings, Inc., a Delaware corporation (the “Company”), and Edward Orzetti (“Executive”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan (as defined below).

Pursuant to the Company’s 2003 Executive Stock Option Plan attached hereto as Exhibit A (the “Plan”), the Company and Executive desire to enter into an agreement pursuant to which the Company will grant to Executive options to acquire 3,674,007 shares of Class A Common Stock (the “Class A Common”), and options to acquire 408,223 shares of Class L Common Stock (the “Class L Common” and, together with the Class A Common, the “Common Stock”), which options will be subject to time vesting (the “Options”). The Options are sometimes hereinafter referred to individually as an “Option” and collectively as the “Options.”

The parties hereto agree as follows:

1.	Stock Options.

(a) Option Grants. The Company hereby grants to Executive, pursuant to the Plan, Options to purchase (i) 3,674,007 shares of Class A Common (the “Class A Common Options”) in three separate tranches representing the right to purchase 1,224,669 shares, 1,224,669 shares and 1,224,669 shares, respectively, of Class A Common (such tranches are herein referred to as “Tranche 1 Class A Common Options,” “Tranche 2 Class A Common Options,” and “Tranche 3 Class A Common Options,” respectively) and (ii) 408,223 shares of Class L Common (the “Class L Common Options”) in three separate tranches representing the right to purchase 136,074 shares, 136,074 shares and 136,075 shares, respectively, of Class L Common (such tranches are herein referred to as “Tranche 1 Class L Common Options,” “Tranche 2 Class L Common Options,” and “Tranche 3 Class L Common Options,” respectively). The Class A Common Options shall have an exercise price per share of $0.7044 per share of Class A Common Options (the “Class A Common Option Price”). The Class L Common Options shall have an exercise price per share of $21.20 per share of Class L Common Options, (the “Class L Common Option Price”). The shares issued upon exercise of the Options are referred to herein as the “Option Shares.” The shares issued upon exercise of the Options are referred to herein as the “Option Shares.” The number of Option Shares and the Class A Common Option Price and Class L Common Option Price will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company which occurs subsequent to the date of this Agreement.

(b) Exercisability. Notwithstanding any provision to the contrary in the Plan, on each date set forth below, each tranche of the Class A Common Options and Class L Common Options will vest, and thus become exercisable with respect to the cumulative percentage of Option Shares issuable upon exercise of such Class A Common Options and Class L Common Options set forth opposite such date below (such table below being referred to herein as the “Time Vesting Schedule”), if Executive is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through such date:

Date	Cumulative Percentage of Class A Common Options and Class L Common Options Vested
March 1, 2007	20%

March 1, 2008	40%

March 1, 2009	60%

March 1, 2010	80%

March 1, 2011	100%

; provided, that subject to the proviso set forth in Section 1(e) below, any Tranche 2 Class A Common Options, Tranche 2 Class L Common Options, Tranche 3 Class A Common Options and Tranche 3 Class L Common Options that have otherwise vested pursuant to the Time Vesting Schedule above shall only become exercisable in connection with a Sale of the Company (as defined below) or after the 180th day following the consummation of an Initial Public Offering (as defined below) (the “IPO Trigger Date”), in accordance with the following:

(i) at any time after the IPO Trigger Date, the Tranche 2 Class A Common Options and Tranche 2 Class L Common Options that have otherwise vested pursuant to the Time Vesting Schedule above shall only become exerciseable if the product (the “Strip Market Value”) of (x) the Market Price (as defined below) and (y) the aggregate number of shares issued in exchange for nine (9) shares of Class A Common and one (1) share of Class L Common in connection with the IPO Recapitalization (as defined below) at any time equals or exceeds $35.00 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations other than the IPO Recapitalization);

(ii) at any time after the IPO Trigger Date, the Tranche 3 Class A Common Options and Tranche 3 Class L Common Options that have otherwise vested pursuant to the Time Vesting Schedule above shall only become exerciseable if the Strip Market Value at any time equals or exceeds $52.50 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations other than the IPO Recapitalization); and

(iii) in the event of a Sale of a Company, the Tranche 2 Class A Common Options, Tranche 2 Class L Common Options, Tranche 3 Class A Common Options and Tranche 3 Class L Common Option shall only become exerciseable in accordance with Section 1(c) below.

(c) Sale of the Company. Upon the consummation of a Sale of the Company (as defined below), so long as Executive is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through the time immediately prior to consummation of the Sale of the Company, 100% of the Options granted to Executive shall become immediately exercisable (including any Options previously vested pursuant to Section 1(b) above) notwithstanding the Time Vesting Schedule above; provided, that (i) the Tranche 2 Class A Common Options and Tranche 2 Class L Common Options shall only become exerciseable in the event that the aggregate amount of net proceeds (assuming full exercise of all vested “in-the-money” options for Common Stock) paid in connection with the Sale of the Company for the sum of nine (9) shares Class A Common and one (1) share of Class L Common (such amount, the “Strip Sale Proceeds”) equals or exceeds $35.00 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations), and (ii) the Tranche 3 Class A Common Options and Tranche 3 Class L Common Options shall only become exerciseable in the event that the Strip Sale Proceeds equals or exceeds $52.50 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations).

(d) Securities Laws Restrictions. Executive represents that when Executive exercises the Options he will be purchasing Option Shares for Executive’s own account and not on behalf of others. Executive understands and acknowledges that federal and state securities laws govern and restrict Executive’s right to offer, sell or otherwise dispose of any Option Shares unless Executive’s offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Executive agrees that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Executive further understands that the certificates for any Option Shares Executive purchases will bear the legend set forth in Section 3 hereof or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

(e) Expiration. The Options will expire on the earlier of the tenth anniversary of the date hereof or the date of termination of Executive’s employment with the Company or any of its Subsidiaries for any reason (the “Termination Date”); provided, that:

(i) any portion of the Options which has not vested and become exercisable prior to the Termination Date in accordance with this Agreement (after giving effect to clause (iii) below) shall expire on the Termination Date and may not be exercised under any circumstance;

(ii) any portion of the Options which has vested and become exercisable prior to the Termination Date in accordance with this Agreement (after giving effect to clause (iii) below) will expire on the earlier of (x) 90 days after the Termination Date and (y) the tenth anniversary of the date hereof; and

(iii) for purposes of this Section 1(e), in the event that the IPO Trigger Date has not occurred prior to the Termination Date and as a result the Tranche 2 Class A Common Options, Tranche 2 Class L Common Options, Tranche 3 Class A Common Options and Tranche 3 Class L Common Options have not vested and become exercisable pursuant to Section 1(b) above, the Tranche 2, (x) the Tranche 2 Class A Common Options and Tranche 2 Class L Common Options that have vested pursuant to the Time Vesting Schedule shall be deemed fully vested and exercisable only if the aggregate Fair Market Value of nine (9) shares of Class A Common and one (1) share of Class L Common (the “Strip Termination Date Value”) equals or exceeds $35.00 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations) and (y) the Tranche 3 Class A Common Options and Tranche 3 Class L Common Options that have vested pursuant to the Time Vesting Schedule shall be deemed fully vested and exercisable only if the Strip Termination Date Value equals or exceeds $52.50 (in each case, after giving effect to any stock splits, reverse stock splits, stock dividends, share combinations or reclassifications or similar equity recapitalizations).

(f) Rules and Procedures for Exercise. Any exercise of an Option must comply with the terms and conditions respecting exercise set forth in the Plan. Executive must exercise Class A Common Options to acquire nine shares of Class A Common for every one share of Class L Common acquired through the exercise of Class L Common Options and Class L Common Options to acquire one share of Class L Common for every nine shares of Class A Common acquired through the exercise of Class A Common Options.

(g) Non-Transferability of Option. The Options are personal to Executive and are not transferable by Executive. Only Executive or his estate or heirs is entitled to exercise the Options.

(h) “Fair Market Value” means, for each share of Common Stock, the fair market value of the Common Stock as determined in good faith by the Board

(i) “Independent Third Party” shall mean any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Common Stock.

(j) “Initial Public Offering” means the initial underwritten public offering by the Company of Common Stock pursuant to an effective registration statement under the 1933 Act filed with the United States Securities and Exchange Commission (“SEC”) on Form S-1 thereunder (or any successor form adopted by the SEC).

(k) “IPO Recapitalization” means the recapitalization, reorganization and/or exchange of Common Stock consummated in connection with the Initial Public Offering.

(l) “Market Price” means, for each share of Common Stock following the Initial Public Offering, the average of the closing per share prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked per share prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked per share prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which the Market Price is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not so listed on any securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the Market Price, will be the fair market value of the Common Stock as determined in good faith by the Board.

(m) “Sale of the Company” shall mean sale of the Company (or any successor thereto), including in one or more series of related transactions, to an Independent Third Party or group of Independent Third Parties, pursuant to which such party or parties acquire, directly or indirectly, through one or more intermediaries, (i) equity securities of the Company constituting a majority of the outstanding capital stock of the Company (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock) or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

2. Restrictions on Transfer; Other Stockholders Agreement Provisions. Upon exercise of any Option granted hereunder, Executive, if not already a party thereto, shall execute and deliver to the Company a counterpart to the Stockholders Agreement in form and substance satisfactory to the Company agreeing to be bound by the terms and conditions thereof. Executive accepts, acknowledges, and agrees that the Option Shares issued upon exercise of any Options are subject to the terms and conditions of the Stockholders Agreement, including the restrictions on transfer contained therein.

3. Additional Restrictions on Transfer.

(a) The certificates representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE ISSUER (THE “COMPANY”) AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF             , 2006, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S

STOCKHOLDERS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

4. Definition of Option Shares For all purposes of this Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than Executive (except for the Company or purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of a Public Offering (as defined in the Stockholders Agreement)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to Executive as a holder of Option Shares hereunder. Option Shares will also include shares of the Company’s capital stock issued with respect to shares of Option Shares by way of a stock split, stock dividend or other recapitalization.

5. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the parties at the addresses indicated below:

If to the Company, to:

Keystone Automotive Holdings, Inc.

c/o Bain Capital NY, LLC

745 Fifth Avenue

New York, NY 10151

Attn: Stephen M. Zide

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Attention: Eunu Chun

If to Executive, to:

126 Glenwood Road

Ridgewood, NJ 07450

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or received or five business days after being so mailed.

6. Representations and Warranties. In connection with the grant of the Options hereunder, Executive represents and warrants to the Company that:

(a) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(b) As an inducement to the Company to grant the Options to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the grant of the Options to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Executive’s employment at any time for any reason.

(c) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered and the Options have been granted hereunder, in connection with and as part of the compensation and incentive arrangements among the Company and Executive and that, except as otherwise expressly provided in this Agreement, the issuance of the Options and the issuance of any Option Shares upon the exercise of any of the Options is subject to all of the terms and conditions contained in the Plan.

7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Complete Agreement. This Agreement and the Plan and the other agreements expressly referred to herein embody the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, any bonus arrangements upon a consummation of a sale of the Company or any of its subsidiaries.

9. Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns, provided, that Executive may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement.

11. Governing Law. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THE ENFORCEABILITY, VALIDITY AND BINDING EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

13. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or the Stockholders Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement or the Stockholders Agreement.

14. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

15. Keystone Automotive Holdings, Inc. 2003 Executive Stock Option Plan. Except as otherwise expressly set forth in this Agreement, the grant of Options and issuance of Option Shares hereunder is pursuant to, and subject to all the terms and conditions of, the Plan.

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IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Bryant P. Bynum
Name:	Bryant P. Bynum
Title:	Chief Financial Officer

/s/ Edward Orzetti
Edward Orzetti

Exhibit A

Keystone Automotive Holdings, Inc. 2003 Executive Stock Option Plan

(see attached)